UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stonegate Mortgage Corporation

(Exact name of Registrant as specified in its charter)

Ohio	34-1194858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to a General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-191047

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.01 per share, of Stonegate Mortgage Corporation, an Ohio corporation (the “Registrant”), as included under the heading “Description of Capital Stock” in the Prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2013 (Registration No. 333-191047), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Ohio Law and Stonegate’s Articles and Regulations” in the Registrant’s prospectus contained in the Registration Statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 8, 2013	STONEGATE MORTGAGE CORPORATION

	By:	/s/ Barbara A. Cutillo
	Name:	Barbara A. Cutillo
	Title:	Chief Administrative Officer

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